UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 224866 Dallas, Texas	75222-4866
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 31, 2010, A. H. Belo Corporation reported filing a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission in connection with its Annual Report on Form 10-K for the year ended December 31, 2009. The Company’s Annual Report on Form 10-K was due on March 31, 2010, and the Company extended the filing deadline 15 calendar days. A copy of the press release is furnished with this report as Exhibit 99.1.

In addition, by agreement with the banks party to the Company’s Amended and Restated Credit Agreement dated as of January 30, 2009, the Company’s and certain of its subsidiaries’ obligations to deliver certain financial statements to the banks has been extended until April 30, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

99.1            Press Release dated March 31, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2010	A. H. BELO CORPORATION

	By:	/s/ Alison K. Engel
Alison K. Engel Senior Vice President/Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated March 31, 2010